EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

The Registrant’s subsidiaries as of December 31, 2011, are listed below showing the percentage of voting securities directly or indirectly owned by the Registrant.  All other subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

	Percentage of voting securities directly or indirectly owned by the Registrant (1)	State or Country of incorporation or organization
aevotis GmbH	10	Germany
Arrendadora Gefemesa, S.A. de C.V.	100	Mexico
Bebidas y Algo Mas S.A. de C.V.	100	Mexico
Bedford Construction Company	100	New Jersey
Bedford Mix LLC	50	Delaware
Brunob II B.V.	100	The Netherlands
Brunob IV B.V.	100	The Netherlands
Cali Investment Corp.	100	Delaware
Casco Inc.	100	Canada
Casco Holding LLC	100	Delaware
Colombia Millers Ltd.	100	Delaware
Corn Products Americas Holdings S.a.r.l.	100	Luxembourg
Corn Products Chile-Inducorn S.A.	100	Chile
Corn Products Brasil Ingredientes Industriais Ltda.	100	Brazil
Corn Products Development, Inc.	100	Delaware
Corn Products Employee Services S.a.r.l.	100	Luxembourg
Corn Products Espana, S.L.	100	Spain
Corn Products Espana Holding LLC	100	Delaware
Corn Products Finance LLC	100	Delaware
Corn Products Germany GmbH	100	Germany
Corn Products Global Holding S.a.r.l.	100	Luxembourg
Corn Products Inc. & Co. KG	100	Germany
Corn Products Kenya Limited	100	Kenya
Corn Products Korea, Inc.	100	Korea
Corn Products Malaysia Sdn. Bhd.	100	Malaysia
Corn Products Mauritius (Pty) Ltd.	100	Mauritius
Corn Products Netherlands Holding S.a.r.l.	100	Luxembourg
Corn Products Netherlands Holding S.a.r.l. US Branch LLC	100	Illinois
Corn Products Puerto Rico Inc.	100	Delaware
Corn Products Sales Corporation	100	Delaware
Corn Products Southern Cone S.A.	100	Argentina
Corn Products Thailand Co., Ltd.	100	Thailand
Corn Products Trading Co. Pte. Ltd.	100	Singapore
Corn Products UK Finance LP	100	England and Wales
Corn Products UK Limited	100	England and Wales
Corn Products Venezuela, C.A.	100	Venezuela
CPC/African Products Technical Venture Co.	50.1	Mauritius

CPD Holding LLC	100	Delaware
CPIngredients Limited	100	England and Wales
CPIngredients, LLC d/b/a GTC Nutrition	100	Colorado
CPIngredientes, S.A. de C.V.	100	Mexico
CP Ingredients India Private Limited	100	India
CPI Flavors (Thailand) Co. Ltd.	100	Thailand
CPI Ingredients South Africa (Pty) Ltd.	100	South Africa
Crystal Car Line, Inc.	100	Illinois
Deutsche ICI GmbH	100	Germany
Derivados del Maiz, S.A.	100	Peru
Feed Products Limited	100	New Jersey
Globe Ingredients Nigeria Limited	100	Nigeria
GreenField Ethanol, Inc.	8.6	Canada
Hispano-American Company, Inc.	100	Delaware
ICI Mauritius (Holdings) Limited	100	Mauritius
ICI Servicios Mexico, SA de CV	100	Mexico
Indumaiz del Ecuador S.A.	100	Ecuador
Industrias del Maiz S.A. - Corn Products Andina	100	Colombia
Inter-National Starch Inc.	100	Philippines
Inversiones Latinoamericanas S.A.	100	Delaware
Laing National Limited	100	England and Wales
National Starch & Chemical GmbH	100	Germany
National Starch & Chemical (Thailand) Ltd	100	Thailand
National Starch Company	100	Nevada
National Starch Pte. Ltd.	100	Singapore
National Starch Pty Limited	100	Australia
National Starch Servicios, SA de CV	100	Mexico
National Starch Specialties (Shanghai) Ltd	100	China
Nippon NSC Ltd	100	Japan
N-Starch Sdn. Bhd.	100	Malaysia
Productos de Maiz, S.A.	100	Argentina
Productos de Maiz Uruguay S.A.	100	Uruguay
PT National Starch	100	Indonesia
Rafhan Maize Products Co. Ltd.	70.3	Pakistan
Raymond & White River LLC	100	Indiana
Shouguang Golden Far East Modified Starch Co., Ltd	51	China
The Chicago, Peoria and Western Railway Company	100	Illinois

(1)  With respect to certain companies, shares in the names of nominees and qualifying shares in the names of directors are included in the above percentages.